Exhibit 99.1

D8 HOLDINGS CORP.

BALANCE SHEET

	July 17, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$1,469,570	$900,000	(b)	$1,469,570
		(900,000	)(c)
Prepaid expenses	276,800	-		276,800
Total current assets	1,746,370	-		1,746,370
Cash held in Trust Account	300,000,000	45,000,000	(a)	345,000,000
Total Assets	$301,746,370	$45,000,000		$346,746,370

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$250,000	$-		$250,000
Accrued expenses	85,000	-		85,000
Total current liabilities	335,000	-		335,000
Deferred underwriting commissions	10,500,000	1,575,000	(d)	12,075,000
Total liabilities	10,835,000	1,575,000		12,410,000

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 28,591,136 and 32,933,636 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	285,911,360	43,425,000	(e)	329,336,360

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,408,864 and 1,566,364 shares issued and outstanding (excluding 28,591,136 and 32,933,636 shares subject to possible redemption), actual and as adjusted, respectively	141	450	(a)	157
		(434	)(e)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding, actual and as adjusted	863	-		863
Additional paid-in capital	5,043,996	44,999,550	(a)	5,043,980
		900,000	(b)
		(900,000	)(c)
		(1,575,000	)(d)
		(43,424,566	)(e)
Accumulated deficit	(44,990)	-		(44,990)
Total shareholders’ equity	5,000,010	-		5,000,010
Total Liabilities and Shareholders’ Equity	$301,746,370	$45,000,000		$346,746,370

The accompanying notes are an integral part of these financial statements.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of D8 Holdings Corp. (the “Company”) as of July 17, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on July 24, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 4,500,000 Units to cover over-allotments, if any. On July 24, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,500,000 Units (the “Over-Allotment Units”), generating gross proceeds of $45.0 million, and incurred additional offering costs of approximately $2.5 million in underwriting fees (inclusive of approximately $1.6 million in deferred underwriting fees). On July 24, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 900,000 Private Placement Warrants to D8 Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), generating gross proceeds of $900,000.

In addition, the Sponsor agreed to forfeit up to 1,125,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters exercised their over-allotment option on July 24, 2020. As a result, these shares were no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust account	$45,000,000
	Class A ordinary shares		$450
	Additional paid-in capital		$44,999,550
	To record sale of 4,500,000 Overallotment Units at $10.00 per Unit

(b)	Cash	$900,000
	Additional paid-in capital		$900,000
	To record sale of 900,000 Private Placement Warrants at $1.00 per warrant

(c)	Additional paid-in capital	$900,000
	Cash		$900,000
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$1,575,000
	Deferred underwriting commissions		$1,575,000
	To record additional deferred underwriting fee on overallotment option

(e)	Class A ordinary shares	$434
	Additional paid-in capital	$43,424,566
	Class A ordinary shares subject to possible redemption		$43,425,000
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock